Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MRI INTERVENTIONS, INC.

________________________________________

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

________________________________________

MRI INTERVENTIONS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.       Article I of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“                                                                                       ARTICLE I

The name of the Corporation is ClearPoint Neuro, Inc.”

2.       The amendment to the Amended and Restated Certificate of Incorporation of the Corporation effected hereby has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3.       This Certificate of Amendment will become effective as of 12:01 a.m. EST on February 12, 2020.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer this 29th day of January, 2020.

MRI INTERVENTIONS, INC.

By: /s/ Joseph Burnett

Name: Joseph Burnett

Title:   Chief Executive Officer